CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 35 to Registration Statement No. 33-16494 on Form N-1A of our report dated November 26, 2008, relating to the financial statements and financial highlights of Oppenheimer Champion Income Fund, appearing in the Annual Report on Form N-CSR of Oppenheimer Champion Income Fund for the year ended September 30, 2008, and to the references to us under the headings “Independent Registered Public Accounting Firm” in the Statement of Additional Information and “Financial Highlights” in the Prospectus, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

January 26, 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of
Oppenheimer Champion Income Fund

We consent to the references to our firm under the headings “Independent Registered Public Accounting Firm” appearing in the Statement of Additional Information and “Financial Highlights” appearing in the Prospectus, in this Registration Statement of Oppenheimer Champion Income Fund.

                         /s/ KPMG LLP
                         KPMG LLP

Denver, Colorado
January 26, 2009